CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated August 31, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios, Series 130, National Investment Grade Municipal Defined Portfolio, Series 1 dated October 26, 2005.

                                                          /s/ Grant Thornton LLP


Chicago, Illinois
October 26, 2005